Exhibit 10.5

COOPERATION AGREEMENT

This Cooperation Agreement (this “Agreement”), dated as of December 23, 2024 (the “Effective Date”), is by and among Trina Solar (Schweiz), AG, a company organized under the laws of Switzerland (the “Stockholder”), and FREYR Battery, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company and the Stockholder have entered into a transaction agreement dated as of November 6, 2024, (the “Transaction Agreement”), pursuant to which, the Company has acquired from the Stockholder, directly or indirectly, certain U.S. solar manufacturing assets as further described in the Transaction Agreement (the “Transaction”) in exchange for the Purchase Price (as defined in the Transaction Agreement), including (i) 15,437,847 newly issued shares of Common Stock (the “Initial Investment”); (ii) the issuance of a convertible note in the aggregate principal amount of USD 80,000,000, which is convertible into 12,521,653 shares of Common Stock upon receipt of (1) CFIUS Approval and (2) a further 17,918,460 shares of Common Stock upon receipt of Company stockholder approval of the transactions contemplated thereby. Capitalized but not defined terms in this Agreement shall have the meanings set forth in the Transaction Agreement;

WHEREAS, the Closing has occurred as of the date hereof; and

WHEREAS, the Company and the Stockholder desire to enter into an agreement regarding the composition of the board of directors of the Company (the “Board”) and certain other matters, in each case, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Stockholder and the Company agree as follows:

Section 1. Board of Directors.

(a) Trina Directors.

(i) For such time as the Stockholder, directly or indirectly, holds the Initial Investment, the Stockholder shall be entitled to designate for nomination by the Board one (1) director from time to time. If at any time the Stockholder beneficially owns, directly or indirectly, in the aggregate fifteen percent (15%) or more of all issued and outstanding shares of Common Stock, the Stockholder shall be entitled to designate for nomination by the Board two (2) directors (with such directors having the qualifications as set forth in Section 1(d)) from time to time (any director designated by the Stockholder pursuant to this Section 1(a)(i), the “Trina Director”). The Stockholder shall not be entitled to designate any Trina Directors if at any time the Stockholder ceases to hold, directly or indirectly, the entire Initial Investment.

(ii) Within two (2) Business Days following (1) the Effective Date, the Board and all applicable committees thereof shall take (or shall have taken) such actions as are necessary to appoint the first (1st) Trina Director as a member of the Board, and (2) the Conversion, the Board and all applicable committees thereof shall take (or shall have taken) such actions as are necessary to appoint the second (2nd) Trina Director as a member of the Board, each with an initial term expiring at the next annual meeting of stockholders of the Company at which directors of the Company are to be elected or removed following such appointment (the “Annual Meeting”).

(iii) The initial Trina Directors shall be Mingxing Lin following the Effective Date and such individual notified by the Stockholder to the Company to be appointed following the Conversion, provided that Trina has the right to change its director nominations by sending a written notice indicating such intention to the Company not less than ten (10) Business Days before the date of their appointment.

(b) Vacancies and Replacements.

(i) If the number of Trina Directors that the Stockholder has the right to designate to the Board is decreased pursuant to Section 1(a) (each such occurrence, a “Decrease in Designation Rights”), then:

(1) unless a majority of directors (with the Trina Directors abstaining) agree in writing that a Trina Director or Trina Directors shall not resign as a result of a Decrease in Designation Rights, the Stockholder shall use its reasonable best efforts to cause the appropriate number of Trina Directors that the Stockholder ceases to have the right to designate to serve as Trina Directors to offer to tender his, her or their resignation(s), and each of such Trina Directors so tendering a resignation, as applicable, shall resign within thirty (30) days from the date that the Stockholder incurs a Decrease in Designation Rights. In the event any such Trina Director does not resign as a director by such time as is required by the foregoing, the Stockholder as holder of shares of Common Stock, the Company and the Board, to the fullest extent permitted by law and, with respect to the Board, subject to its fiduciary duties to the Company’s stockholders, shall thereafter take all Necessary Action, including voting in accordance with Section 2(a), to cause the removal of such individual as a director; and

(2) the vacancy or vacancies created by such resignation(s) and/or removal(s) may be filled with one or more directors, as applicable, designated by the Board in its discretion.

(ii) The Stockholder shall have the sole right to request that one or more of its designated Trina Directors, as applicable, tender their resignations as Trina Directors of the Board, in each case, with or without cause at any time, by sending a written notice to such Trina Director and the Company’s Secretary stating the name of the Trina Director or Trina Directors whose resignation from the Board is requested (the “Removal Notice”). If the Trina Director subject to such Removal Notice does not resign within thirty (30) days from receipt thereof by such Trina Director, the Stockholder, the Company and the Board, to the fullest extent permitted by law and, with respect to the Board, subject to its fiduciary duties to the Company’s stockholders, shall thereafter take all Necessary Action, including voting in accordance with Section 2(a) to cause the removal of such Trina Director from the Board (and such Trina Director shall only be removed by the parties to this Agreement in such manner as provided herein).

(iii) Except with respect to a Decrease in Designation Rights subject to Section 1(b)(i), the Stockholder shall have the exclusive right to designate a replacement Trina Director for nomination or election by the Board to fill vacancies created by death, disability, retirement, resignation, removal (with or without cause) of the Trina Directors, or otherwise by designating a successor for nomination or election by the Board to fill the vacancy of the Trina Directors created thereby on the terms and subject to the conditions of Section 1(a).

(c) Annual Meeting Nominees. The Company shall include the Trina Director(s) as director nominee(s) on its slate for election at each Annual Meeting for as long as the Stockholder has the right to designate Trina Directors to the Board. The Board and all applicable committees thereof shall take such actions as are necessary so that the slate of nominees recommended by the Board in the Company’s proxy statement and on its proxy card relating to the Annual Meeting shall include the Trina Director(s).

(d) Trina Director Information. Any Trina Director designated, including those designated pursuant to Section 1(a)(iii), by the Stockholder shall be eligible to serve as a director in accordance with the organizational documents of the Company, applicable law and the listing and corporate governance rules and regulations of the New York Stock Exchange, as determined by the Board (to the extent such determination with respect to the New York Stock Exchange corporate governance rules and regulations is within the Board’s discretion to determine). The Trina Director(s) agree(s) to provide and the Stockholder shall use its reasonable best efforts to ensure the Trina Director(s) provide(s) to the Company (x) information requested by the Company that is required to be disclosed in a proxy statement or other filing under any applicable law, stock exchange rule, or listing standard, or as may be requested or required by any regulatory or governmental authority having jurisdiction over the Company or its Affiliates and (y) such other information reasonably requested by the Company generally applicable to directors of the Company.

(e) New Director Agreements, Arrangements, and Understandings. The Stockholder represents, warrants, and agrees that neither it nor any of its Affiliates (i) has paid or will pay any compensation to the Trina Director in connection with their nomination to or service on the Board or any committee thereof or (ii) has or will have any agreement, arrangement or understanding, written, or oral, with the Trina Director in connection with such individual’s nomination to or service on the Board or any committee thereof, in each case except with respect to any employment arrangements between the Trina Directors and the Stockholder or its Affiliates.

(f) Company Policies. The parties acknowledge that the Trina Director, upon election or appointment to the Board, will be governed by the same protections and obligations regarding confidentiality, conflicts of interest, related person transactions, fiduciary duties, codes of conduct, trading, and disclosure policies, director resignation policy, stock ownership guidelines, and other governance guidelines and policies of the Company as other directors of the Company (collectively, the “Company Policies”), and shall have the same rights and benefits, including with respect to insurance, indemnification, compensation, and fees, as are applicable to all non-management directors of the Company and the Trina Director shall deliver executed copies of customary onboarding materials applicable to all non-executive directors of the Board. The Company represents and warrants that any changes to the Company Policies, or new Company Policies, will be adopted in good faith and not for the purpose of undermining or conflicting with the arrangements contemplated hereby. The Company acknowledges and agrees that (i) no Company Policy shall in any way inhibit any Board members (including the Trina Directors) from engaging in dialogue with the Stockholder so long as they comply with applicable law, their confidentiality obligations to the Company, their fiduciary duties to the Company, the Company’s Corporate Governance Guidelines in their capacity as Board members, and, with respect to the Trina Directors, this Agreement, (ii) no Company Policy shall be violated by the Trina Directors receiving indemnification and/or reimbursement of expenses from the Stockholders or their respective Affiliates in connection with his or her service or action as an employee or advisor of the Stockholder or an Affiliate of the Stockholder (and not in connection with his or her service or action as a director of the Company), and (iii) no Company Policy shall apply to the Stockholder (excluding the Trina Directors) and their Affiliates as a result of the Trina Directors’ appointments to, or service on, the Board, including Company Policies with respect to trading in the Company’s securities (other than the Trina Directors), as the Stockholder and their Affiliates are not directors or employees of the Company; provided, that this sentence does not in any way limit and shall not be deemed to exclude the Stockholder and their Affiliates from any limitations or obligations under applicable law, including federal securities laws.

(g) Board Committees. For so long as there is at least one (1) Trina Director on the Board and at least one (1) Trina Director is an independent director in accordance with the applicable law and listing rules and determined by the Board, the Board shall appoint one (1) Trina Director to each of the Nominating and Corporate Governance Committee and the Compensation Committee.

Section 2. Cooperation.

(a) Voting. In connection with each Annual Meeting (and any adjournments or postponements thereof) at which the Stockholder has the right to designate Trina Directors to the Board, so long as the Trina Director or Directors have been nominated and recommended by the Board for re-election as a director or directors, the Stockholder will cause all of the Common Stock that the Stockholder or any of its Affiliates (or those under common Control) has the right to vote (or to direct the vote), as of the record date for such Annual Meeting, to be present in person or by proxy for quorum purposes and to be voted at such Annual Meeting (or at any adjournment or postponement thereof) (i) in favor of each director nominated and recommended by the Board for election at such Annual Meeting (including the Trina Director) and (ii) otherwise in accordance with the recommendations by the Board on all other nominations, proposals, resolutions, or business that may be the subject of stockholder action (including any proposal or resolution related to the removal of any director of the Board); provided, however, that the Stockholder and its Affiliates shall be permitted to vote in their sole discretion on any proposal with respect to any Extraordinary Transaction that was not initiated in breach of Section 2(b); provided, that in the event that both Institutional Shareholder Services and Glass Lewis & Co. (including any successors thereof) issue a voting recommendation that differs from the voting recommendation of the Board with respect to any Company-sponsored proposal submitted to stockholders at a shareholder meeting (other than with respect to any matter relating to the Board, including any nomination, proposal, resolution or business in connection with the nomination and election of directors to the Board, the removal of directors from the Board, the size of the Board or the filling of vacancies on the Board), the Stockholder and its Affiliates shall be permitted to vote in accordance with any such recommendation.

(b) Standstill. From the date hereof until such date as the Stockholder ceases to hold, directly or indirectly, the entire Initial Investment (the “Standstill Period”),the Stockholder will not, and will cause its Affiliates and its and their respective Representatives acting on their behalf (collectively with the Stockholder, the “Restricted Persons”) to not, directly or indirectly, without the prior written consent, invitation, or authorization of the Company or the Board:

(i) acquire, or offer, or agree to acquire, by purchase or otherwise, or direct any Third Party in the acquisition of record or beneficial ownership of or economic exposure to any Voting Securities or engage in any swap or hedging transaction, or other derivative agreement of any nature with respect to any Voting Securities, in each case, if such acquisition, offer, agreement or transaction would result in the Stockholder, together with its Affiliates, having beneficial ownership of, a Net Long Position in, or aggregate economic exposure to more than nineteen and nine-tenths percent (19.9%) of the Voting Securities outstanding at such time;

(ii) alone or in concert with any one or more Third Parties, (A) call or seek to call (publicly or otherwise) a meeting of the Company’s stockholders or act by written consent in lieu of a meeting (or call or seek to call for the setting of a record date therefor), (B) seek election or appointment to, or representation on, the Board or nominate or propose the nomination of, or recommend the nomination of, any candidate to the Board, except as expressly set forth in Section 1, (C) make or be the proponent of any stockholder proposal relating to the Company, the Board or any of its committees or support, in any forum open to any Third Party stockholder, any such proposal, (D) seek (including through any “withhold” or similar campaign) the removal of any member of the Board , except as expressly set forth in Section 1 with respect to the Trina Director, (E) seek any change in the number or identity of directors of the Company or the filling of any vacancy of the Board other than as provided under Section 1 of this Agreement, or (F) conduct, call for, or publicly support any other stockholder who conducts or calls for any referendum of stockholders of the Company;

(iii) engage in any “solicitation” (as such term is used in the proxy rules of the SEC, but including, notwithstanding anything to the contrary in Rule 14a-2 under the Exchange Act, solicitations of ten (10) or fewer stockholders that would otherwise be excluded from the definition of “solicitation” pursuant to Rule 14a-2(b)(2) under the Exchange Act) of one or more proxies or consents with respect to the election or removal of one or more directors of the Company or any other matter or proposal relating to the Company or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in any such solicitation of proxies or consents;

(iv) disclose to any Third Party, either publicly or in a manner that would reasonably be expected to result in or require public disclosure, its voting or consent intentions or any vote as to any matter submitted to a stockholder vote during the Standstill Period (it being understood that instructing a Third Party to implement any such vote or consent in a ministerial manner in accordance with this Agreement would not be a violation of this provision), except that such disclosure may be made with respect to any Extraordinary Transaction that were not initiated in breach of this Section 2(b), or to the extent legally required or permitted by the prior written consent of the Company;

(v) make or submit to the Company or any of its Affiliates any proposal, announcement, statement or request, or offer for or relating to (with or without one or more conditions), either alone or in concert with others, any Extraordinary Transaction, either publicly or in a manner that would reasonably be expected to result in or require public disclosure by the Company or any of the Restricted Persons (it being understood that the foregoing shall not restrict the Restricted Persons from tendering shares, receiving consideration or other payment for shares, or otherwise participating in any Extraordinary Transaction on the same basis as other stockholders of the Company);

(vi) make or submit (either publicly or privately) any proposal, announcement, statement or request, either alone or in concert with others, for or with respect to (A) any change in the capitalization, capital allocation policy or dividend policy of the Company or sale, spin-off, split-off or other similar separation of one or more business units, (B) any other change to the Board or the Company’s management or corporate or governance structure, (C) any waiver, amendment or modification to the Company’s Amended and Restated Certificate of Incorporation or Bylaws, (D) causing the Common Stock to be delisted from, or to cease to be authorized to be quoted on, any securities exchange or (E) causing the Common Stock to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(vii) knowingly encourage or advise any Third Party or knowingly assist any Third Party in encouraging or advising any other Person with respect to (A) the giving or withholding of any proxy relating to, or other authority to vote, any Voting Securities or (B) conducting any type of referendum relating to the Company (including for the avoidance of doubt with respect to the Company’s management or the Board), other than such encouragement or advice that is consistent with the Board’s recommendation in connection with such matter, or as otherwise expressly permitted by this Agreement;

(viii) form, join, knowingly encourage or knowingly participate in or act in concert with any Group with respect to any Voting Securities, other than solely with Affiliates of the Stockholder with respect to Voting Securities now or hereafter owned by them;

(ix) enter into any voting trust, arrangement or agreement with respect to any Voting Securities, or subject any Voting Securities to any voting trust, arrangement or agreement (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like), in each case other than (A) this Agreement, (B) solely between or among the Stockholder and its Affiliates or (C) granting any proxy in any solicitation approved by the Board and consistent with the recommendation of the Board;

(x) engage in any short sale or any purchase, sale, or grant of any option, warrant, convertible security, share appreciation right, or other similar right (including any put or call option or “swap” transaction) with respect to any security (other than any index fund, exchange-traded fund, benchmark fund or broad basket of securities) that includes, relates to, or derives any significant part of its value from a decline in the market price or value of any of the Company’s securities and would, in the aggregate or individually, result in the Stockholder ceasing to have a Net Long Position in the Company;

(xi) institute, solicit or join as a party any litigation, arbitration or other proceeding against or involving the Company, any of its subsidiaries or any of its or their respective current or former directors or officers (including derivative actions); provided, however, that for the avoidance of doubt, the foregoing shall not prevent the Stockholder from (A) bringing litigation against the Company to enforce any provision of this Agreement instituted in accordance with and subject to Section 10, (B) making any counterclaim with respect to any proceeding initiated by, or on behalf of, the Company or its Affiliates against any Restricted Person, (C) bringing bona fide commercial disputes that do not relate to the subject matter of this Agreement, (D) exercising statutory appraisal rights, or (E) responding to or complying with validly issued legal process, or (F) bringing litigation against the Company to enforce any provision of the Transaction Agreement or any Related Agreements (as defined in the Transaction Agreement) or otherwise bringing disputes in connection with the Transaction;

(xii) make any disclosure, communication, announcement or statement, either publicly or in a manner reasonably likely to result in or require public disclosure, regarding any intent, purpose, submission, or proposal with respect to the Board, the Company, its management, policies, affairs, strategy, operations, or financial results, any of its securities or assets or this Agreement, except in a manner consistent with the provisions of this Agreement; provided, that this Section 2(b)(xii) shall not prevent the Trina Director from disclosing his views privately to the Board;

(xiii) enter into any negotiation, agreement, arrangement, or understanding (whether written or oral) with any Third Party to take any action that the Restricted Persons are prohibited from taking pursuant to this Section 2(b);

(xiv) enter into or maintain any economic, compensatory or pecuniary agreement, arrangement or understanding (written or oral) with any director of the Company or nominee for director of the Company; provided, that this Section 2(b)(xiv) shall not apply to the Trina Director for any economic, compensatory or pecuniary agreement, arrangement or understanding (written or oral) entered into and not related to the Trina Director’s service on the Board;

(xv) advise, knowingly encourage, support, instruct, or influence any Person with respect to any of the matters covered by this Section 2 or with respect to the voting or disposition of any securities of the Company at any annual or special meeting of stockholders, except in accordance with Section 1, or seek to do so; or

(xvi) make any request or submit any proposal to amend or waive any of the terms of this Agreement (including this subclause), in each case publicly or that would reasonably be expected to result in a public announcement or disclosure of such request or proposal or give rise to a requirement to so publicly announce or disclose such request or proposal;

provided, that the restrictions in this Section 2(b) shall terminate automatically upon the earliest of the following: (i) any material breach of this Agreement by the Company (including, without limitation, a failure to appoint the Trina Directors in accordance with Section 1(a), a failure to include the Trina Directors in the slate of director nominees recommended by the Board in the Company’s proxy statement and on its proxy card relating to each Annual Meeting in accordance with Section 1(b), or a failure to issue the Press Release in accordance with Section 5 upon ten (10) Business Days’ written notice by the Stockholder to the Company if such breach has not been cured within such notice period, provided, that the Stockholder is not in material breach of this Agreement at the time such notice is given or prior to the end of the notice period; (ii) the Company’s entry into (x) a definitive agreement with respect to any Extraordinary Transaction that, if consummated, would result in the acquisition by any Person or Group of more than fifty percent (50%) of the Voting Securities or assets having an aggregate value exceeding fifty percent (50%) of the aggregate market capitalization of the Company; and (iii) the commencement of any tender or exchange offer (by any Person or Group other than the Stockholder or its Affiliates) which, if consummated, would constitute an Extraordinary Transaction that would result in the acquisition by any Person or Group of more than fifty percent (50%) of the Voting Securities, where the Company files with the SEC a Schedule 14D-9 (or amendment thereto) that does not recommend that its stockholders reject such tender or exchange offer (it being understood that nothing herein will prevent the Company from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated by the SEC under the Exchange Act in response to the commencement of any tender or exchange offer). Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement (including the restrictions in this Section 2(b)) will prohibit or restrict any Restricted Person from (I) making any public or private statement or announcement with respect to any Extraordinary Transaction that is publicly announced by the Company or a Third Party, (II) making any factual statement to comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over such Restricted Person, (III) negotiating, evaluating and/or trading, directly or indirectly, in any index fund, exchange traded fund, benchmark fund which may contain or otherwise reflect the performance of, but not primarily consist of, securities of the Company, or (IV) communicating with the Company privately to any director, the Executive Chairperson of the Board, the Company’s Chief Executive Officer, Chief Financial Officer or Chief Legal Officer, and its advisors and employees (in accordance with the Company Policies) regarding any matter, or privately requesting a waiver of any provision of this Agreement, as long as such private communications or requests does not or would not reasonably be expected to require public disclosure of such communications or requests by the Company or any of the Restricted Persons.

(c) Lock-Up.

(i) The Stockholder shall not Transfer any shares of Common Stock that are held by the Stockholder during the period commencing from the date hereof and ending on the earlier of (a) the first (1st) anniversary of the date hereof, and (b) the date the Company receives a CFIUS Turndown (as defined in the Transaction Agreement) (the “Lock-Up Period”).  Notwithstanding the foregoing but subject to Section 2(c)(ii), if during the Lock-up Period, Encompass Capital Advisors LLC notifies the Company that it must transfer shares because its aggregate investment in the Lock-Up Shares (as defined in the Encompass Lock-Up Agreement) constitutes more than fifteen percent (15%) of the Encompass Capital Advisors LLC’s assets under management, as determined by Encompass Capital Advisors LLC in its sole discretion (the “Permitted Window”), then the Stockholder may Transfer any shares it holds during the Permitted Window.

(ii) In furtherance and not in limitation of Section 2(c)(i), for so long as the Credit Agreement, dated July 16, 2024, by and among TUM 1, as borrower, HSBC Bank USA, N.A., as administrative agent, HSBC Bank USA, N.A., as collateral agent (the “Credit Agreement”) is outstanding, the Stockholder shall hold (1) at all times prior to the earlier of (i) the receipt of CFIUS Approval and (ii) September 30, 2025, 15,437,847 shares of Common Stock, as adjusted for any reverse stock splits and (2) thereafter, nine and nine tenth percent (9.9%) of shares of all the issued and outstanding Common Stock ((1) and (2) the “Minimum Stock Amount”). Notwithstanding the foregoing, nothing in this Section 2(c)(ii) shall prevent the Stockholder from holding less than the Minimum Stock Amount if required in connection with a CFIUS Turndown.

(iii) During the Lock-Up Period, subject to applicable law, the Stockholder shall be permitted to Transfer shares of Common Stock to any Affiliates of the Stockholder subject to the execution and delivery by such Affiliate to the Company of a joinder agreement substantially in the form attached hereto as Exhibit A, and provided, further, that if such Affiliate ceases to be an Affiliate of the Stockholder, then the shares of Common Stock transferred to and held by such Affiliate shall immediately be transferred back to the Stockholder or an Affiliate of the Stockholder at such time.

(iv) If any Transfer is made or attempted contrary to the provisions of this Agreement, such Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such transferee of the shares of Common Stock as one of its equity holders for any purpose. In order to enforce this Section 2(c)(iii), the Company may impose stop-transfer instructions with respect to the shares of Common Stock of the Stockholder (and any permitted transferees and assigns thereof) until the end of the Lock-Up Period.

(v) During the Lock-Up Period, each book entry evidencing the shares of Common Stock held by the Stockholder shall include appropriate restrictions to reflect the fact that such shares of Common Stock are subject to the restrictions on Transfer set forth in this Agreement.

(vi) For the avoidance of any doubt, the Stockholder shall retain all of its rights as a stockholder of the Company with respect to the shares of Common Stock during the Lock-Up Period, including the right to vote any shares of Common Stock.

(d) Stockholder’s Rights. In addition to any voting requirements contained in the organizational documents of the Company, the Company shall not Transfer all or substantially all of the property and assets of the Company in the United States, taken as a whole (whether by merger, consolidation or otherwise) without the prior written approval of the Stockholder until the earlier of (i) such time as the Stockholder ceases to hold, directly or indirectly, the entire Initial Investment, and (ii) the end of the Lock-Up Period.

(e) Anti-Dilution Rights.

(i)  Subject to applicable law, so long as the Stockholder holds securities in the Company, in the event that the Company decides to issue any new Voting Securities (“Capital Raising Transaction”), the Stockholder shall have the right, but not the obligation, to purchase, on the same terms and conditions as the other participants in such issuance, such number of newly issued Voting Securities, so that the Stockholder’s proportionate ownership of Voting Securities following the Capital Raising Transaction will be the same as before the Capital Raising Transaction (the “Capital Raising Anti-Dilution Right”).

(ii) The Company shall give written notice to the Stockholder (an “Issuance Notice”) of any proposed issuance of Voting Securities, (1) in the case of an underwritten public offering or a private offering made to Qualified Institutional Buyers (as such term is defined in Rule 144A under the Securities Act) or non-U.S. Persons (as such term is defined under Rule 902(k) under the Securities Act) for resale pursuant to Rule 144A or Regulation S under the Securities Act, thirty (30) Business Days prior to the launch of such offering and (2) in all other cases, no later than twenty (20) Business Days prior to the proposed issuance date. The Issuance Notice shall set forth the following terms and conditions of the proposed issuance: (a) the number of the securities to be issued or sold and the percentage of the outstanding Voting Securities such issuance or sale would represent; (b) the class and material terms of the securities to be issued or sold; (c) the proposed issuance or sale date; and (d) the anticipated price.

(iii)  The Capital Raising Anti-Dilution Right shall be exercisable by delivery of a written notice by the Stockholder to the Company no later than the fifteen (15th) Business Day following receipt of any Issuance Notice (as extended pursuant to Section 2(e)(iv), the “Capital Raising Issuance Deadline”), specifying the number of securities to be purchased by the Stockholder in connection with such Capital Raising Transaction, which written notice shall, except to the extent expressly contemplated by Section 2(e)(iv), constitute a binding agreement of the Stockholder to purchase such number of securities on the terms and conditions set out in the Issuance Notice (the “Capital Raising Acceptance Notice”).

(iv) In the event that any material terms and conditions set out in the Issuance Notice, including the price and number of Voting Securities to be issued, are modified after the date of the Capital Raising Acceptance Notice, then the Company shall deliver to the Stockholder as soon as reasonably practicable after the Company agrees to such change, an updated Issuance Notice, which shall include a reasonable description of such differences and, in that case, the Capital Raising Issuance Deadline shall be seventy-two (72) hours following the date on which the Stockholder receives such updated Issuance Notice.

(v) The closing of any purchase by the Stockholder shall be consummated concurrently with the consummation of the Capital Raising Transaction; provided, that any such closing shall be extended beyond the closing of the Capital Raising Transaction to the extent necessary (1) to obtain any required approval of a Governmental Entity or (2) to the extent the Company’s stockholder approval is required under the applicable stock exchange rules, in which case the Company shall use their respective reasonable best efforts to obtain any such approval(s).

(vi) If the Stockholder shall not have delivered a Capital Raising Acceptance Notice to the Company by the Capital Raising Issuance Deadline, the Stockholder shall be deemed to have waived all of its rights under this Section 2(e) with respect to the purchase of the securities in such Capital Raising Transaction, provided, however, such waiver only refers to such specific Capital Raising Transaction as indicated in the Capital Raising Acceptance Notice, and under no circumstances does it represent the Stockholder’s waiver of its rights under this Section 2(e) for any future Capital Raising Transaction.

(vii) In the event that the Stockholder fails to exercise the Capital Raising Anti-Dilution Right by the Capital Raising Issuance Deadline, the Company shall thereafter be entitled during the period of ninety (90) days following Capital Raising Issuance Deadline to sell the Voting Securities not elected to be purchased by the Stockholder pursuant to this Section 2(e), (1) at a price that is not ten percent (10%) less than the price set out in the Issuance Notice and (2) upon other terms and conditions not materially more favorable in the aggregate to the purchasers of such Voting Securities than those set out in the Issuance Notice, as determined in good faith by the Board (a “Third Party Issuance”). In the event the Company has not sold such Voting Securities by the Capital Raising Issuance Deadline, the Company shall not thereafter issue or sell such Voting Securities without first offering such Voting Securities to the Stockholder in the manner provided pursuant to this Section 2(e). If such Third Party Issuance is subject to regulatory approval, the Capital Raising Issuance Deadline in respect of such Third Party Issuance shall be extended until the expiration of five (5) Business Days after all such approvals have been received, but in no event later than two hundred and seventy (270) days from the date of the Issuance Notice.

(viii) The provisions of this Section 2(e) shall not apply to any issuances of Voting Securities by the Company (1) to its directors or employees for compensatory purposes pursuant to an equity incentive plan approved by the Board, (2) as consideration in a bona fide direct or indirect merger, acquisition, strategic transaction, partnership or alliance or similar transaction that is approved by the Board or any other strategic or commercial transaction that is approved by the Board in which the Company issues Voting Securities, or (3) in connection with any pro rata stock split, combination, stock dividend, recapitalization, reorganization or any similar transaction in each case, in which the voting and economic rights of the shares of Common Stock are preserved.

(ix) Notwithstanding the foregoing, in the event the Board reasonably determines in good faith that there is a bona fide business need to consummate an issuance of Voting Securities promptly without first complying with this Section 2(e), the Company may issue Voting Securities to one or more Persons without first complying with the terms of Section 2(e) (such an issuance an “Emergency Issuance”), as promptly as is reasonably practicable following such Emergency Issuance (and in any event within ten (10) Business Days), at the Company’s election, (1) the purchasers of such Voting Securities shall offer to sell to the Stockholder the portion of such purchased Voting Securities for which the Stockholder would have been entitled to subscribe had the Company complied with the foregoing provisions of this Section 2(e) or (2) the Company shall offer to issue an incremental amount of Voting Securities to the Stockholder such that following the issuance and purchase of such Voting Securities, the Stockholder’s proportionate ownership of Voting Securities following the Emergency Issuance will be the same as before the Emergency Issuance, in each case, at a price no more than that paid by such purchasers and on substantially the same, and no less favorable in the aggregate, terms, with any such amendments as the Stockholder may agree to, as those applicable to such purchasers.

Section 3. Representations and Warranties of the Company. The Company represents and warrants to the Stockholder that: (i) the Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated by this Agreement; (ii) this Agreement has been duly and validly authorized, executed, and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and, assuming the valid execution and delivery hereof by each of the other parties, is enforceable against the Company in accordance with its terms, except as enforcement of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws generally affecting the rights of creditors and subject to general equity principles; (iii) the execution, delivery, and performance of this Agreement by the Company does not require the approval of the stockholders of the Company; and (iv) the execution, delivery and performance of this Agreement by the Company does not and will not (A) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company or (B) result in any breach or violation of or constitute a default (or an event that, with notice or lapse of time or both, could constitute a breach, violation or default) under or pursuant to, result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

Section 4. Representations and Warranties of the Stockholder. The Stockholder represents and warrants to the Company that: (a) the Stockholder has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated by this Agreement; (b) this Agreement has been duly and validly authorized, executed and delivered by the Stockholder, constitutes a valid and binding obligation and agreement of the Stockholder and, assuming the valid execution and delivery hereof by each of the other parties, is enforceable against the Stockholder in accordance with its terms, except as enforcement of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (c) the execution, delivery and performance of this Agreement by the Stockholder does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Stockholder or (ii) result in any breach or violation of or constitute a default (or an event that, with notice or lapse of time or both, could constitute a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Stockholder is a party or by which it is bound.

Section 5.  Public Announcement. Not later than four business days following the Effective Date, the Company shall issue a press release (the “Press Release”) and shall file with the SEC a Current Report on Form 8-K (the “Form 8-K”) disclosing its entry into this Agreement and including a copy of this Agreement and the Press Release as exhibits thereto. The Company shall provide the Stockholder with a copy of such Form 8-K prior to its filing with the SEC and shall consider any timely comments of the Stockholder or its representatives. Neither of the Company or any of its Affiliates nor the Stockholder or any of its Affiliates shall make any public statement regarding the subject matter of this Agreement, this Agreement or the matters set forth in the Press Release, unless required by relevant NYSE or SEC rules and regulations, prior to the issuance of the Press Release without the prior written consent of the other party; provided that, nothing herein shall prohibit any public statement that is substantially consistent with previous press releases, including the Press Release, public disclosures or public statements made by the parties in compliance with this Section 5.

Section 6. Definitions. For purposes of this Agreement:

(a) the term “Affiliate” of any Person means another Person that directly or indirectly through one of more intermediaries Controls, is Controlled by or is under common Control with, such first Person;

(b) the terms “beneficial owner” and “beneficially own” have the meanings set forth in Rule 13d-3 under the Exchange Act, except that a Person will also be deemed to be the beneficial owner of all shares of the Company’s Common Stock that (i) such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any right in connection with any securities or any agreement, arrangement or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional and (ii) such Person or any of such Person’s Affiliates has or shares the right to vote or dispose;

(c) the term “Business Day” means each day that is not (i) a Saturday, Sunday, or (ii) other day on which banking institutions located in Shanghai, People’s Republic of China, or Wilmington, Delaware are closed or obligated by law or executive order to close;

(d) the term “CFIUS Approval” means (a) the Committee on Foreign Investment in the United States and each member agency thereof acting in such capacity (“CFIUS”) has concluded that the Conversion (as defined in the Transaction Agreement) is not a “covered transaction” and not subject to review under Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. §4565), and all rules and regulations issued and effective thereunder (the “DPA”), (b) CFIUS has issued a written notice that it has completed a review or investigation of the notification voluntarily provided pursuant to the DPA with respect to the Conversion, and has concluded all action under the DPA or (c) if CFIUS has sent a report to the President of the United States requesting the President’s decision and (i) the President has announced a decision not to take any action to suspend or prohibit the Conversion or (ii) having received a report from CFIUS requesting the President’s decision, the President has not taken any action after fifteen (15) days from the earlier of the date the President received such report from CFIUS or the end of the investigation period.

(e) the term “Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract, or otherwise. “Controlled” and “under common Control with” have correlative meanings;

(f) the term “Common Stock” means the Company’s common stock, par value $0.01 per share;

(g) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(h) the term “Extraordinary Transaction” means any tender offer, exchange offer, merger, consolidation, acquisition, sale of all or substantially all assets, sale, spin-off, split-off or other similar separation of one or more business units, business combination, recapitalization, restructuring, reorganization, liquidation, separation, dissolution or similar extraordinary transaction involving the Company or one or more of its direct or indirect subsidiaries and joint ventures or any of their respective securities or assets, in each case, for the avoidance of doubt, excluding (i) the Transaction (including all transactions contemplated thereby and the finalization and entry into any agreements necessary to effect the Transaction); and (ii) the non-voting preferred stock issued pursuant to that certain preferred stock purchase agreement by and among the Company and certain funds and accounts managed by Encompass Capital Advisors LLC, dated November 6, 2024;

(i) the term “Governmental Entity” means any (a) federal, state, provincial, local or other government (U.S. or non-U.S.), (b) any federal, state, provincial, local, or other governmental or supra-national entity, regulatory or administrative authority, taxing authority, agency, department, board, division, instrumentality or commission, educational agency, political party, body, or judicial or arbitral body, board, tribunal, or court (U.S. or non-U.S.), (c) any public international organization (e.g., the World Bank, the Red Cross, etc.), (d) any industry self-regulatory authority or (e) any business, entity, or enterprise owned or controlled by any of the foregoing;

(j) the term “Group” has the meaning set forth in Section 13(d)(3) of the Exchange Act;

(k) the term “Necessary Action” means, with respect to a specified result, all commercially reasonable actions required to cause such result that are within the power of a specified Person, including (i) voting or providing a written consent or proxy with respect to the equity securities owned by the Person obligated to undertake the necessary action, (ii) voting in favor of the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result;

(l) the term “Net Long Position” has the meaning set forth in Rule 14e-4 under the Exchange Act;

(m) the terms “Person” or “Persons” shall be interpreted broadly to include any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature;

(n) the term “Representatives” means a party’s Affiliates, directors, principals, members, general partners, managers, officers, employees, agents, advisors and other representatives;

(o) the term “SEC” means the U.S. Securities and Exchange Commission;

(p) the term “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

(q) the term “Third Party” means any Person that is not a party to this Agreement or an Affiliate thereof, a director or officer of the Company, or legal counsel to any party to this Agreement; and

(r) the term “Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii) above.

(s) the term “Voting Securities” means the Common Stock and any other Company securities entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such shares or other securities, whether or not subject to the passage of time or other contingencies; provided that, as pertains to any obligation of the Stockholder or any other Restricted Person (including under Section 2(b)), “Voting Securities” will not include any securities contained in any index fund, exchange-traded fund, benchmark fund or broad basket of securities that may contain or otherwise reflect the performance of, but does not primarily consist of, securities of the Company.

Section 7. Notices. All notices, consents, requests, instructions, approvals, and other communications provided for herein and all legal process in regard to this Agreement will be in writing and will be deemed delivered given and received (a) when (x) delivered in person or (y) transmitted by email (with written confirmation of completed transmission other than any automated reply), (b) on the third business day following the mailing thereof by certified or registered mail (return receipt requested) or transmission by email, as applicable or (c) when delivered by an express courier (with written confirmation of delivery) to the parties hereto at the following addresses (or to such other address as such party may have specified in a written notice given to the other parties); provided that any notice delivered pursuant to clauses (a)(x), (b) or (c) of this Section 7 is also contemporaneously delivered to the email address of such party set forth below (for the avoidance of doubt, such email shall not in and of itself be deemed delivery given and received of such communications and legal process):

If to the Company:

FREYR Battery, Inc.
6&8 East Court Square, Suite 300,
Newnan, Georgia 30263
Attention: Compliance Officer

E-mail: compliance-officer@freyrbattery.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP

22 Bishopsgate

London, EC2N 4BQ

Attention:	Denis Klimentchenko
Danny Tricot
Email:	denis.klimentchenko@skadden.com
danny.tricot@skadden.com

If to the Stockholder:

Trina Solar (Schweiz), AG

Address: No.2 Tianhe Road, Trina PV Industrial Park, Xinbei District,

Changzhou, Jiangsu, China.

Attention: hua.liu@trinasolar.com

with a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP

51 West 52nd Street

New York, NY 10019-6119

Attention:	Catherine X. Pan-Giordano
Anthony W. Epps
David J. Mack
Email:	pan.catherine@dorsey.com
epps.anthony@dorsey.com
mack.david@dorsey.com

At any time, any party may, by notice given in accordance with this Section 7 to the other party, provide updated information for notices under this Agreement.

Section 8. Expenses. All fees, costs and expenses incurred in connection with this Agreement and all matters related to this Agreement will be paid by the party incurring such fees, costs or expenses.

Section 9. Specific Performance; Remedies; Venue; Waiver of Jury Trial.

(a) The Company and the Stockholder acknowledge and agree that irreparable injury to the other party would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that the Company and the Stockholder will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. FURTHERMORE, THE COMPANY AND THE STOCKHOLDER AGREE: (1) THE NON-BREACHING PARTY WILL BE ENTITLED TO INJUNCTIVE AND OTHER EQUITABLE RELIEF, WITHOUT PROOF OF ACTUAL DAMAGES; (2) THE BREACHING PARTY WILL NOT PLEAD IN DEFENSE THERETO THAT THERE WOULD BE AN ADEQUATE REMEDY AT LAW AND (3) THE BREACHING PARTY WAIVES THE POSTING OF A BOND OR OTHER SECURITY UNDER ANY APPLICABLE LAW, IN THE CASE THAT ANY OTHER PARTY SEEKS TO ENFORCE THE TERMS BY WAY OF EQUITABLE RELIEF.

(b) This Agreement will be governed in all respects, including validity, interpretation, and effect, by the laws of the State of Delaware without giving effect to the choice of law principles of such state. The Company and the Stockholder (i) irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, the federal or other state courts located in Wilmington, Delaware) for any action or proceeding based on, relating to, or arising in connection with this Agreement, (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, (iii) agrees that any action or proceeding based on, relating to, or arising in connection with this Agreement or the transactions contemplated by this Agreement shall be brought, tried, and determined only in such courts, (iv) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (v) agrees that it will not bring any action based on, relating to, or arising in connection with this Agreement or the transactions contemplated by this Agreement in any court other than such courts. The parties to this Agreement agree that the delivery of process or other papers based on, relating to, or arising in connection with any such action or proceeding in the manner provided in Section 7 or in such other manner as may be permitted by applicable law as sufficient service of process, shall be valid and sufficient service thereof; provided that such process or other papers based on, relating to, or arising in connection with any such action or proceeding is also contemporaneously delivered to the email address of such party set forth in Section 7 hereof (for the avoidance of doubt, such email shall not in and of itself constitute effective service of process).

(c) EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED ON, RELATING TO OR ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY OF THEM. NO PARTY SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

Section 10. Severability. If, at any time subsequent to the Effective Date, any provision of this Agreement is held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision will be of no force and effect, but the illegality, voidness or unenforceability of such provision will have no effect upon the legality or enforceability of any other provision of this Agreement.

Section 11. Termination. This Agreement will terminate upon the earlier to occur of (i) the expiration of the Standstill Period or (ii) any material breach of this Agreement by the parties hereto upon ten (10) Business Days’ written notice by the non-breaching party to the breaching party if such breach has not been cured by the end of such notice period; provided that the non-breaching party is not in material breach of this Agreement at the time such notice is given or during the notice period. Upon such termination, this Agreement shall have no further force and effect Notwithstanding anything to the contrary in the foregoing part of this Section 11, Section 6 to Section 16 shall survive termination of this Agreement, and no termination of this Agreement shall relieve any party of liability for any breach of this Agreement arising prior to such termination.

Section 12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both or all of which shall constitute the same agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (.pdf) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. For the avoidance of doubt, no party shall be bound by any contractual obligation to the other parties until all counterparts to this Agreement have been duly executed by each of the parties and delivered to the other parties (including by means of electronic delivery).

Section 13. No Third-Party Beneficiary. This Agreement is solely for the benefit of the Company and the Stockholder and is not enforceable by any other Person. No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, without the prior written consent of the other parties in their respective sole discretions, and any assignment in contravention hereof will be null and void.

Section 14. No Waiver. No failure or delay by any party in exercising any right or remedy under this Agreement will operate as a waiver thereof or of any breach of any provision hereof, nor will any single or partial waiver thereof preclude any other or further exercise thereof or the exercise of any other right or remedy under this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No waiver shall be effective unless in writing, executed by the waiving party.

Section 15. Entire Understanding; Amendment. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements, and understandings, whether written or oral, between the parties, or any of them, with respect to the subject matter of this Agreement. This Agreement may be amended only by an agreement in writing executed by the Company and the Stockholder.

Section 16. Interpretation and Construction. The Company and the Stockholder acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same after having had an adequate opportunity to seek the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties will be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguity in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by the Company and the Stockholder, and any controversy over any interpretation of this Agreement will be decided without regard to events of drafting or preparation. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” When a reference is made in this Agreement to any Section, Exhibit or Schedule such reference shall be to a Section, Exhibit or Schedule of this Agreement, unless otherwise expressly indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “hereof,” “herein”, “hereto”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall.” The word “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented, except that references to specified rules promulgated by the SEC shall be deemed to refer to such rules in effect as of the date of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the parties as of the date hereof.

TRINA SOLAR (SCHWEIZ), AG

By:	/s/ Mingxing Lin
	Name:	Mingxing Lin
	Title:	Authorized Signatory

[Signature Page to Cooperation Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the parties as of the date hereof.

FREYR BATTERY, INC.

By:	/s/ Daniel Barcelo
	Name:	Daniel Barcelo
	Title:	Authorized Signatory

[Signature Page to Cooperation Agreement]

EXHIBIT A

FORM OF JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to the Cooperation Agreement, dated as of December 23, 2024 (the “Cooperation Agreement”), by and among [Trina Solar (U.S.) Holding Inc., a Delaware corporation] (the “Stockholder”), and FREYR Battery, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Cooperation Agreement.

By executing this Joinder Agreement and delivering it to each of the parties to the Cooperation Agreement (and any other party who may from time to time become a signatory to the Cooperation Agreement), the undersigned hereby agrees to become a party to, to be bound by, to be subject and to comply with the terms and conditions of the Cooperation Agreement, in the same manner as if the undersigned were an original signatory to the Cooperation Agreement and to be entitled to enforce the Cooperation Agreement in its capacity as a “Stockholder” as of the date hereof for as long as the undersigned remains an Affiliate of the Stockholder.

The undersigned hereby represents, warrants and undertakes to each of the other parties to the Cooperation Agreement (and any other stockholder of the Company who may from time to time become a signatory to the Cooperation Agreement) that the representations and warranties set forth in Section 4 of the Cooperation Agreement, including any undertakings under the Cooperation Agreement, shall be deemed to be given on the date of this Joinder Agreement and shall be deemed to refer to this Joinder Agreement as well as the Cooperation Agreement.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the [●] of [●], [●].

Signature of Affiliate

Print Name of Affiliate

Street Address